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                                 Exhibit 23.1

                      Consent of Independent Accountants
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     We consent to the incorporation by reference in the Prospectus Supplement of First Horizon Home Loan Corporation, relating to Mortgage Pass-Through Certificates, Series 2000-4, of our report dated February 3, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".



                                        By: /s/ PricewaterhouseCoopers LLP
                                           -----------------------------------



September 19, 2000

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